Exhibit 99.1

IASIS Healthcare Announces Second Quarter 2012 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--May 11, 2012--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal second quarter and six months ended March 31, 2012. In the first quarter of 2012, IASIS adopted accounting guidance that results in the classification of the provision for bad debts as a revenue deduction rather than an operating expense, and such guidance has been applied to the financial statements of both the current and prior year periods.

Net revenue for the second quarter totaled $647.6 million, an increase of 3.8%, compared to $624.2 million in the prior year quarter. Net revenue for the second quarter ended March 31, 2012, which includes an increase in acute care revenue of $76.2 million or 17.6% compared to the prior year quarter, has been affected by a decline in premium revenue at Health Choice, the Company’s Medicaid and Medicare managed health plan in Arizona, as a result of capitation rate reductions implemented by the Arizona Health Care Cost Containment System (“AHCCCS”) and a state mandated reduction in certain Medicaid enrollees. Adjusted EBITDA for the second quarter totaled $88.8 million, compared to $78.7 million in the prior year quarter. Net earnings from continuing operations for the second quarter, which includes additional interest costs resulting from the Company’s fiscal 2011 refinancing transaction, totaled $12.8 million, compared to $22.9 million in the prior year quarter.

Acute care results for the second quarter includes the impact of two separate adjustments to Medicare revenue related to prior periods, the net effect of which resulted in an increase to net revenue of $11.1 million and adjusted EBITDA of $7.0 million. One of these adjustments is the result of an industry-wide settlement with the Centers for Medicare and Medicaid Services (“CMS”) relating to a rural floor provision established as part of the Balanced Budget Act of 1997. This settlement resulted in an increase to acute care revenue of $15.4 million during the second quarter of fiscal 2012, as well as an increase in other operating expenses of $4.1 million for related legal and consulting fees. IASIS expects payment of this settlement by June 30, 2012. In addition, during the second quarter of fiscal 2012, new Supplemental Security Income (“SSI”) ratios, used for calculating Medicare Disproportionate Share Hospital (“DSH”) reimbursement, were published by CMS, for federal fiscal years ending September 30, 2006 through 2009. As a result of these new SSI ratios, U.S. hospitals must recalculate their Medicare DSH reimbursement for the affected years and record adjustments for any differences in estimated reimbursement as a part of their annual cost report settlement process. The cumulative impact to IASIS for these retroactive adjustments for prior periods through fiscal 2011 was a reduction in acute care revenue of $4.3 million for the second quarter of fiscal 2012.

In the second quarter, admissions and adjusted admissions increased 14.7% and 15.1%, respectively, compared to the prior year quarter. On a same-facility basis, admissions and adjusted admissions increased 0.3% and 2.1%, respectively, compared to the prior year quarter, while net patient revenue per adjusted admission increased 2.7%, compared to the prior year quarter.

Net revenue for the six months ended March 31, 2012, totaled $1.27 billion, an increase of 2.7%, compared to $1.24 billion in the prior year period. Adjusted EBITDA for the six months ended March 31, 2012, totaled $161.0 million, compared to $147.5 million in the prior year period. Net earnings from continuing operations for the six months ended March 31, 2012, which includes additional interest costs resulting from the Company’s fiscal 2011 refinancing transaction, totaled $16.4 million, compared to $40.1 million in the prior year period.

For the six months ended March 31, 2012, admissions and adjusted admissions increased 17.6% and 16.5%, respectively, compared to the prior year period. On a same-facility basis, admissions and adjusted admissions increased 2.4% and 2.7%, respectively, each compared to the prior year period, while net patient revenue per adjusted admission increased 0.8%, compared to the prior year period.

A listen-only simulcast and 30-day replay of IASIS’ second quarter conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on May 11, 2012. A copy of this press release will also be available on the Company’s Web site.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 18 acute care hospital facilities and one behavioral health hospital facility with a total of 4,380 licensed beds and has total annual net revenue of approximately $2.6 billion. These hospital facilities are located in seven regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; five cities in Texas, including Houston and San Antonio; Las Vegas, Nevada; West Monroe, Louisiana; and Woodland Park, Colorado. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves more than 180,000 members. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, stock-based compensation, gain (loss) on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Net revenue
Acute care revenue	$588,641	$489,027	$1,131,855	$960,715
Less: Provision for bad debts	(78,173)	(54,801)	(148,452)	(114,415)
Acute care revenue, net	510,468	434,226	983,403	846,300
Premium revenue	137,168	189,960	287,906	392,152
Net revenue	647,636	624,186	1,271,309	1,238,452

Costs and expenses
Salaries and benefits (includes stock-based compensation of $1,442, $538, $1,942 and $1,034, respectively)	234,092	196,036	458,056	385,949
Supplies	86,969	77,924	171,139	154,360
Medical claims	108,679	157,416	232,924	328,750
Rentals and leases	12,276	11,289	24,542	22,455
Other operating expenses	120,276	103,350	234,259	200,476
Medicaid EHR incentive payments	(2,009)	–	(8,686)	–
Interest expense, net	35,556	16,510	70,496	33,387
Depreciation and amortization	28,976	24,584	57,510	48,630
Management fees	1,250	1,250	2,500	2,500
Total costs and expenses	626,065	588,359	1,242,740	1,176,507

Earnings from continuing operations before gain on disposal of assets and income taxes	21,571	35,827	28,569	61,945
Gain on disposal of assets, net	438	540	678	885

Earnings from continuing operations before income taxes	22,009	36,367	29,247	62,830
Income tax expense	9,205	13,500	12,810	22,689

Net earnings from continuing operations	12,804	22,867	16,437	40,141
Earnings (loss) from discontinued operations, net of income taxes	363	(2,846)	315	(6,054)

Net earnings	13,167	20,021	16,752	34,087
Net earnings attributable to non-controlling interests	(2,010)	(2,995)	(4,242)	(5,315)

Net earnings attributable to IASIS Healthcare LLC	$11,157	$17,026	$12,510	$28,772

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (in thousands)

	March 31, 2012	Sept. 30, 2011

ASSETS

Current assets
Cash and cash equivalents	$81,661	$147,327
Accounts receivable, net	355,374	277,932
Inventories	68,179	68,330
Deferred income taxes	33,763	40,415
Prepaid expenses and other current assets	69,518	72,914
Total current assets	608,495	606,918

Property and equipment, net	1,165,128	1,167,920
Goodwill	808,191	808,651
Other intangible assets, net	30,727	32,779
Other assets, net	75,373	63,509
Total assets	$2,687,914	$2,679,777

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$94,759	$92,805
Salaries and benefits payable	60,319	58,379
Accrued interest payable	28,051	30,045
Medical claims payable	65,569	85,723
Other accrued expenses and other current liabilities	99,154	100,830
Current portion of long-term debt and capital lease obligations	13,787	14,020
Total current liabilities	361,639	381,802

Long-term debt and capital lease obligations	1,858,734	1,864,749
Deferred income taxes	131,163	131,018
Other long-term liabilities	102,671	78,441

Non-controlling interests with redemption rights	97,132	95,977

Equity
Member’s equity	126,825	118,000
Non-controlling interests	9,750	9,790
Total equity	136,575	127,790
Total liabilities and equity	$2,687,914	$2,679,777

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Six Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net earnings	$16,752	$34,087
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	57,510	48,630
Amortization of loan costs	3,803	1,636
Stock-based compensation	1,942	1,034
Deferred income taxes	11,835	2,278
Income tax benefit from stock-based compensation	6	–
Income tax benefit from parent company interest	–	4,440
Fair value change in interest rate hedges	(1,410)	–
Amortization of other comprehensive loss	2,057	–
Gain on disposal of assets, net	(678)	(885)
Loss (earnings) from discontinued operations, net	(315)	6,054
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(78,621)	(23,461)
Inventories, prepaid expenses and other current assets	1,840	4,461
Accounts payable, other accrued expenses and other accrued liabilities	(15,143)	19,435
Net cash provided by (used in) operating activities – continuing operations	(422)	97,709
Net cash used in operating activities – discontinued operations	(214)	(231)
Net cash provided by (used in) operating activities	(636)	97,478

Cash flows from investing activities
Purchases of property and equipment, net	(53,248)	(42,234)
Cash paid for acquisitions, net	228	(12,804)
Proceeds from sale of assets	62	150
Change in other assets, net	1,542	1,639
Net cash used in investing activities	(51,416)	(53,249)

Cash flows from financing activities
Payment of debt and capital lease obligations	(7,267)	(3,810)
Debt financing costs incurred	(998)	–
Distributions to non-controlling interests	(4,887)	(5,689)
Costs paid for the repurchase of non-controlling interests, net	(462)	(625)
Net cash used in financing activities	(13,614)	(10,124)

Change in cash and cash equivalents	(65,666)	34,105
Cash and cash equivalents at beginning of period	147,327	144,511
Cash and cash equivalents at end of period	$81,661	$178,616

Supplemental disclosure of cash flow information
Cash paid for interest	$66,647	$31,846
Cash received for income taxes, net	$(12,102)	$(241)

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended March 31, 2012
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$588,641	$–	$–	$588,641
Less: Provision for bad debts	(78,173)	–	–	(78,173)
Acute care revenue, net	510,468	–	–	510,468
Premium revenue	–	137,168	–	137,168
Revenue between segments	1,820	–	(1,820)	–
Net revenue	512,288	137,168	(1,820)	647,636

Salaries and benefits (excludes stock-based compensation)	226,693	5,957	–	232,650
Supplies	86,907	62	–	86,969
Medical claims	–	110,499	(1,820)	108,679
Rentals and leases	11,875	401	–	12,276
Other operating expenses	114,115	6,161	–	120,276
Medicaid EHR incentive payments	(2,009)	–	–	(2,009)
Adjusted EBITDA	74,707	14,088	–	88,795

Interest expense, net	35,556	–	–	35,556
Depreciation and amortization	28,054	922	–	28,976
Stock-based compensation	1,442	–	–	1,442
Management fees	1,250	–	–	1,250
Earnings from continuing operations before gain on disposal of assets and income taxes	8,405	13,166	–	21,571
Gain on disposal of assets, net	438	–	–	438
Earnings from continuing operations before income taxes	$8,843	$13,166	$–	$22,009

	For the Quarter Ended March 31, 2011
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$489,027	$–	$–	$489,027
Less: Provision for bad debts	(54,801)	–	–	(54,801)
Acute care revenue, net	434,226	–	–	434,226
Premium revenue	–	189,960	–	189,960
Revenue between segments	2,807	–	(2,807)	–
Net revenue	437,033	189,960	(2,807)	624,186

Salaries and benefits (excludes stock-based compensation)	190,325	5,173	–	195,498
Supplies	77,872	52	–	77,924
Medical claims	–	160,223	(2,807)	157,416
Rentals and leases	10,891	398	–	11,289
Other operating expenses	96,425	6,925	–	103,350
Adjusted EBITDA	61,520	17,189	–	78,709

Interest expense, net	16,510	–	–	16,510
Depreciation and amortization	23,697	887	–	24,584
Stock-based compensation	538	–	–	538
Management fees	1,250	–	–	1,250
Earnings from continuing operations before gain on disposal of assets and income taxes	19,525	16,302	–	35,827
Gain on disposal of assets, net	540	–	–	540
Earnings from continuing operations before income taxes	$20,065	$16,302	$–	$36,367

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Six Months Ended March 31, 2012
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$1,131,855	$–	$–	$1,131,855
Less: Provision for bad debts	(148,452)	–	–	(148,452)
Acute care revenue, net	983,403	–	–	983,403
Premium revenue	–	287,906	–	287,906
Revenue between segments	3,449	–	(3,449)	–
Net revenue	986,852	287,906	(3,449)	1,271,309

Salaries and benefits (excludes stock-based compensation)	445,030	11,084	–	456,114
Supplies	171,026	113	–	171,139
Medical claims	–	236,373	(3,449)	232,924
Rentals and leases	23,761	781	–	24,542
Other operating expenses	222,412	11,847	–	234,259
Medicaid EHR incentive payments	(8,686)	–	–	(8,686)
Adjusted EBITDA	133,309	27,708	–	161,017

Interest expense, net	70,496	–	–	70,496
Depreciation and amortization	55,710	1,800	–	57,510
Stock-based compensation	1,942	–	–	1,942
Management fees	2,500	–	–	2,500
Earnings from continuing operations before gain on disposal of assets and income taxes	2,661	25,908	–	28,569
Gain on disposal of assets, net	678	–	–	678
Earnings from continuing operations before income taxes	$3,339	$25,908	$–	$29,247

	For the Six Months Ended March 31, 2011
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$960,715	$–	$–	$960,715
Less: Provision for bad debts	(114,415)	–	–	(114,415)
Acute care revenue, net	846,300	–	–	846,300
Premium revenue	–	392,152	–	392,152
Revenue between segments	5,467	–	(5,467)	–
Net revenue	851,767	392,152	(5,467)	1,238,452

Salaries and benefits (excludes stock-based compensation)	374,719	10,196	–	384,915
Supplies	154,264	96	–	154,360
Medical claims	–	334,217	(5,467)	328,750
Rentals and leases	21,613	842	–	22,455
Other operating expenses	187,255	13,221	–	200,476
Adjusted EBITDA	113,916	33,580	–	147,496

Interest expense, net	33,387	–	–	33,387
Depreciation and amortization	46,848	1,782	–	48,630
Stock-based compensation	1,034	–	–	1,034
Management fees	2,500	–	–	2,500
Earnings from continuing operations before gain on disposal of assets and income taxes	30,147	31,798	–	61,945
Gain on disposal of assets, net	885	–	–	885
Earnings from continuing operations before income taxes	$31,032	$31,798	$–	$62,830

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Consolidated Hospital Facilities
Number of acute care hospital facilities at end of period	18	17	18	17
Licensed beds at end of period	4,380	3,578	4,380	3,578
Average length of stay (days)	5.0	5.0	5.0	4.9
Occupancy rates (average beds in service)	52.1%	51.3%	50.5%	48.2%
Admissions	32,461	28,311	64,095	54,513
Percentage change	14.7%		17.6%
Adjusted admissions	54,791	47,583	108,212	92,895
Percentage change	15.1%		16.5%
Patient days	162,677	141,670	317,487	269,477
Adjusted patient days	264,807	229,147	516,970	440,843
Outpatient revenue as a percentage of gross patient revenue	40.3%	40.0%	40.5%	40.5%

Same-Facility Hospitals (1)
Number of acute care hospital facilities at end of period	17	17	17	17
Licensed beds at end of period	3,588	3,578	3,588	3,578
Average length of stay (days)	5.0	5.0	4.9	4.9
Occupancy rates (average beds in service)	51.0%	51.3%	49.4%	48.2%
Admissions	28,395	28,311	55,817	54,513
Percentage change	0.3%		2.4%
Adjusted admissions	48,586	47,583	95,439	92,895
Percentage change	2.1%		2.7%
Patient days	140,990	141,670	274,759	269,477
Adjusted patient days	231,686	229,147	451,041	440,843
Outpatient revenue as a percentage of gross patient revenue	41.1%	40.0%	41.2%	40.5%

(1) Excludes the impact of the St. Joseph Medical Center acquisition, which was effective May 1, 2011.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Consolidated Results
Net earnings from continuing operations	$12,804	$22,867	$16,437	$40,141
Add:
Interest expense, net	35,556	16,510	70,496	33,387
Income tax expense	9,205	13,500	12,810	22,689
Depreciation and amortization	28,976	24,584	57,510	48,630
Stock-based compensation	1,442	538	1,942	1,034
Gain on disposal of assets, net	(438)	(540)	(678)	(885)
Management fees	1,250	1,250	2,500	2,500
Adjusted EBITDA	$88,795	$78,709	$161,017	$147,496

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer, 615-844-2747
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer
or
Media Contact:
Michele M. Peden, 615-467-1255
VP, Corporate Communications